                                                                      Exhibit 10
                                                                      ----------

                                                                  Execution Copy

                            COMPANY VOTING AGREEMENT

         AGREEMENT, dated as of March 10, 2002 (this "Agreement"), by and among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Elantec Semiconductor, Inc., a Delaware corporation ("Company"), and the stockholders of the Company set forth in Annex A hereto (each a "Stockholder"
                                         -------
and, collectively, the "Stockholders").

         WHEREAS, the Board of Directors of Parent and the Board of Directors of Company have approved an Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), providing for the merger of the Company with and into Merger Sub;

         WHEREAS, the Stockholder is the record and beneficial owner of shares of Company common stock, par value $.01 per share ("Company Common Stock"), Company Options, warrants to purchase Company Common Stock and/or interests in Company Common Stock through the Company 423 Plan or the Company's 401(k) plan, in the amounts and of the types set forth opposite the Stockholder's name on Annex A hereto (the "Shares");
-------

         WHEREAS, as a condition to Parent's entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

         1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Stockholder hereby irrevocably appoints Merger Sub, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Stockholder to act with respect to and vote the Shares, if any, owned by the Stockholder for and in the name, place and stead of the Stockholder at any annual, special or other meeting of the holders of shares of the Company Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In all other matters, the Shares shall be voted by and in the manner determined by the Stockholder upon written notice to Merger Sub. The Stockholder hereby represents that he has not heretofore granted any irrevocable proxy with respect to the Shares and hereby revokes any and all proxies which may heretofore have been granted with respect to the Shares.

         (b) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by Parent of the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of the DGCL.

     2. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with Parent and Merger Sub that, until this Agreement terminates:

     (a) The Stockholder will deliver to Parent at Parent's request a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 3.

     (b) As of the date hereof, the Stockholder will execute the Company Affiliate Letter promptly upon request therefor, which letter shall be in the form attached as an exhibit to the Merger Agreement.

     3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub that:

     (a) (i) The Shares listed on Annex A opposite the Stockholder's name are
                                  -------
the only shares of Company capital stock, securities convertible into Company capital stock, or other rights in respect of Company capital stock (collectively, "Company Securities") owned of record or beneficially by the Stockholder or in which the Stockholder has any interest; (ii) except as set forth on Annex A, such Shares are owned by the Stockholder, free and clear of
         -------
all liens, claims, charges and encumbrances of any kind whatsoever except for liens, claims or charges arising from margin loans from a bank or brokerage firm and except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Stockholder does not presently own any options to purchase or rights to subscribe for or otherwise acquire any other shares of Company Common Stock except as set forth in Annex A.
   -------

     (b) The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform all of such Stockholders' obligations hereunder, and such execution, delivery and performance have been duly authorized by all requisite action of the Stockholder and no other legal proceedings are necessary therefor.

     (c) This Agreement has been duly and validly executed and delivered by the Stockholder and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (d) Except as noted on Annex A, the execution, delivery and performance of
                            -------
this Agreement by the Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Stockholder is a party or by which the Stockholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Stockholder, or (iii) any applicable law, statute, rule or regulation.

     4. Representations, Warranties and Covenants of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Stockholder that (i) Parent and Merger Sub each have full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder,
(ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Parent and Merger Sub, and no other corporate proceedings are necessary therefor, (iii) this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and represents a valid and legally binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms; except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iv) the execution, delivery and performance of this Agreement by Parent and Merger Sub will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which either Parent or Merger Sub is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to Parent or Merger Sub, or (C) any applicable law, statute, rule or regulation.

     5. Termination. This Agreement, other than the obligations set forth in
Section 7, shall terminate at the earlier of the Effective Time or after termination of the Merger Agreement pursuant to its terms.

     6. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     7. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by such person or on such person's behalf in connection with the transactions contemplated hereunder, including fees and expenses of such person's own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     8. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

     9. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to Parent or Merger Sub, to:

                        Intersil Corporation
                        7585 Irvine Center Drive, Suite 100,
                        Irvine, CA 92618
                        Attention: Stephen M. Moran
                        Facsimile No:    (949) 341-7053

                        with a copy to:

                        Dechert
                        1717 Arch Street
                        4000 Bell Atlantic Tower
                        Philadelphia, PA  19103-2793
                        Attention:  G. Daniel O'Donnell, Esquire
                                     Christopher G. Karras, Esquire
                        Facsimile No.:  (215) 994-2222



                  (ii)  if to the Stockholder:

                        to the address set forth opposite the name on Annex A.
                                                                      -------


                        with a copy to:

                        Fenwick & West LLP
                        Embarcadero Center West
                        275 Battery Street
                        San Francisco, CA  94111
                        Attention:  Douglas N. Cogen, Esquire
                        Facsimile No:  415-281-1350

     11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     12. Specific Performance. The parties hereto agree that if for any reason Parent or the Stockholder shall have failed to perform their obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     14. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     15. Duties. Parent and Merger Sub acknowledge and agree that the Stockholder has entered into this Agreement in his capacity as a stockholder of Company and that this Agreement shall in no way restrict the Stockholder in such Stockholder's capacity as a director or officer of Company and the performance of such person's duties to Company and its stockholders.

     16. Additional Shares. Notwithstanding the provisions of Section 15, in the event that the Stockholder acquires any additional Company Securities, such securities shall, without further action of the parties, be subject to the provisions of this Agreement, and Annex A will be deemed amended accordingly. If
                                  -------
the Stockholder acquires additional Company Securities, such Stockholder shall promptly notify Parent in writing of such acquisition.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                     INTERSIL CORPORATION


                                     By:      STEPHEN M. MORAN
                                        --------------------------------
                                        Name:  Stephen M. Moran
                                        Title: Vice President, General Counsel
                                               and Secretary


                                     ECHO ACQUISITION, INC.


                                     By:      STEPHEN M. MORAN
                                        --------------------------------
                                        Name:  Stephen M. Moran
                                        Title: Vice President, Secretary and
                                               Treasurer

                                     ELANTEC SEMICONDUCTOR, INC.


                                     By:      RICHARD M. BEYER
                                        --------------------------------
                                        Name:  Richard M. Beyer
                                        Title: President and Chief Executive
                                               Officer

                                     STOCKHOLDER


                                     UMESH PADVAL
                                     -------------------------------------------
                                     Umesh Padval

                                     ANNEX A


                                          Securities (in number of shares)
                                  ----------------------------------------------
                                     Common-          Common-        Common-
Record and Beneficial Owner           Direct         By Options   By Company 423
--------------------------------------------------------------------------------

Richard M. Beyer                       71,500            298,532           1,036
13503 Fremont Road
Los Altos Hills, CA  94022


Chuck K. Chan                          19,571             90,417               0
1945 Quail Meadow Road
Los Altos, CA  94024


Alden Chauvin, Jr.                     65,523             91,429           1,942
7192 Silver Lode Lane
San Jose, CA  95120


James V. Diller                       277,480            812,083               0
131 Escobar Road
Portola Valley, CA  94028


Alan V. King                           40,000             74,583               0
14472 Oak Place
Saratoga, CA  95070


Rajeeva Lahri                               0             50,000             457
291 De Anza Lane
Los Altos, CA  94022


Mohan Maheswaran                            0             48,666               0
10913 Leavesley Place
Cupertino, CA  95014


Brian McDonald                              0             64,500             457
5821 Algonquin Way
San Jose, CA  95138


Umesh Padval                                0             42,499               0
1370 Corinne Lane
Menlo Park, CA  94025

--------------------------------------------------------------------------------
                     Total            474,074          1,572,709           4,315